Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com
BlueLinx Contacts:

Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Maryon Davis, Director Finance & IR
(770) 953-7505	(770) 221-2666
FOR IMMEDIATE RELEASE
BLUELINX ANNOUNCES FIRST-QUARTER RESULTS
—Higher Gross Margins on 6% Revenue Growth—
ATLANTA — May 6, 2010 — BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the first quarter ended April 3, 2010.
The Company incurred a net loss of $14.7 million, or $0.48 per diluted share for the first quarter of 2010, compared with a net loss of $60.7 million, or $1.95 per diluted share, for the first quarter of 2009. Revenues increased 6% to $431.1 million from $407.1 million for the same period a year ago. Overall unit volume rose 1.4% compared to the year-ago period.
Gross profit for the first quarter totaled $52.3 million, up 18% from $44.3 million in the prior-year period. Gross margins increased to 12.1% from the 10.9% generated in the year earlier period. The improvement in margins was due to the Company’s continued focus on margin improvement, wood-based product pricing and an increase in sales through the warehouse channel. Total operating expenses decreased $2.4 million, or 3.9% from the same period a year ago, as the Company continued to aggressively manage its cost structure. Reported operating loss for the quarter was $8.0 million, compared with an operating loss of $18.4 million a year ago.
“While we achieved our first year over year quarterly increase in revenue in four years, our results were hindered by unusually severe weather conditions throughout the country” said BlueLinx President and CEO George Judd. “However, since the later part of the first quarter, we have seen an increase in demand for our products as the housing market appears to have begun its recovery.”
The Company’s operating results for the first quarter of 2010, adjusted for significant special items, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

BlueLinx 1Q ’10 Press Release

in millions, except per share amounts	Quarter Ended
(unaudited)	April 3, 2010
Pretax loss	($14.7)
Changes associated with the ineffective interest rate swap	(0.8)

Adjusted pretax loss	(15.5)
Adjusted benefit from income taxes	(5.9)

Adjusted net loss	($9.6)

Diluted weighted average shares	30.6

Adjusted diluted net loss per share applicable to common shares	($0.31)

The above table reflects the effect of a reduction to the fair value of the Company’s ineffective interest rate swap offset by the continued amortization of the other comprehensive loss related to the ineffective interest rate swap into interest expense. The adjusted benefit from income taxes reflected in the table is based on the Company’s effective tax rate for the current quarter, excluding the valuation allowance related to its deferred tax assets of $5.7 million, which assumes the Company is in a position to demonstrate that the deferred tax assets were realizable.
Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 706-645-9291, Conference ID# 71272977. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.
Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,000 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 70 warehouses. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

BlueLinx 1Q ’10 Press Release

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our outlook on the housing industry. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that we distribute, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 2, 2010 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.
- Tables to Follow -

BlueLinx 1Q ’10 Press Release

BlueLinx Holdings Inc.
Statements of Operations
in thousands, except per share data

	Quarters Ended
	April 3,	April 4,
	2010	2009
	(unaudited)	(unaudited)

Net sales	$431,050	$407,111
Cost of sales	378,772	362,835

Gross profit	52,278	44,276

Operating expenses
Selling, general, and administrative	56,514	57,665
Depreciation and amortization	3,744	5,030

Total operating expenses	60,258	62,695

Operating loss	(7,980)	(18,419)
Non-operating expenses:
Interest expense	7,315	8,117
Changes associated with the ineffective interest rate swap	(805)	4,832
Write-off of debt issuance costs	—	1,407
Other expense (income), net	233	(157)

Loss before provision for income taxes	(14,723)	(32,618)
Provision for income taxes	16	28,035

Net loss	$(14,739)	$(60,653)

Basic and diluted weighted average number of common shares outstanding	30,587	31,083

Basic and diluted net loss per share applicable to common stock	$(0.48)	$(1.95)

BlueLinx 1Q ’10 Press Release

BlueLinx Holdings Inc.
Balance Sheets
in thousands

	April 3,	January 2,
	2010	2010
	(unaudited)	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$13,379	$29,457
Receivables, net	183,942	119,347
Inventories, net	198,799	173,185
Other current assets	18,888	44,970

Total current assets	415,008	366,959

Property, plant, and equipment:
Land and improvements	52,704	52,621
Buildings	96,509	96,145
Machinery and equipment	71,165	69,767
Construction in progress	564	791

Property, plant, and equipment, at cost	220,942	219,324
Accumulated depreciation	(85,008)	(82,141)

Property, plant, and equipment, net	135,934	137,183
Other non-current assets	38,806	42,704

Total assets	$589,748	$546,846

Liabilities:
Current liabilities:
Accounts payable	$85,938	$64,618
Bank overdrafts	37,185	27,232
Accrued compensation	5,181	4,879
Other current liabilities	23,058	22,508

Total current liabilities	151,362	119,237

Noncurrent liabilities:
Long-term debt	366,334	341,669
Other non-current liabilities	34,785	35,120

Total liabilities	552,481	496,026

Shareholders’ Equity:
Common stock	327	322
Additional paid in capital	145,490	145,035
Accumulated other comprehensive loss	(7,649)	(8,375)
Accumulated deficit	(100,901)	(86,162)

Total shareholders’ equity	37,267	50,820

Total liabilities and shareholders’ equity	$589,748	$546,846

BlueLinx 1Q ’10 Press Release

BlueLinx Holdings Inc.
Statements of Cash Flows
in thousands

	Quarters Ended
	April 3,	April 4,
	2010	2009
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(14,739)	$(60,653)
Adjustments to reconcile net loss to cash used in operations:
Depreciation and amortization	3,744	5,030
Amortization of debt issuance costs	(73)	614
Payment from terminating the Georgia-Pacific supply agreement	4,706	—
Changes associated with the ineffective interest rate swap	(805)	4,832
Write-off of debt issuance costs	—	1,407
Deferred income tax (benefit) provision	(207)	27,230
Share-based compensation expense	1,043	537
Decrease in restricted cash related to the ineffective interest rate swap, insurance, and other	5,882	(159)
Changes in assets and liabilities:
Receivables	(64,595)	(26,137)
Inventories	(25,614)	11,385
Accounts payable	21,320	21,908
Changes in other working capital	22,879	(3,949)
Other	(134)	(428)

Net cash used in operating activities	(46,593)	(18,383)

Cash flows from investing activities:
Property, plant, and equipment investments	(409)	(166)
Proceeds from disposition of assets	149	421

Net cash (used in) provided by investing activities	(260)	255

Cash flows from financing activities:
Repurchase of common stock	(583)	(792)
Increase (decrease) in the revolving credit facility	24,665	(60,000)
Payments on capital lease obligations	(402)	—
Increase (decrease) in bank overdrafts	9,953	(8,531)
Increase in restricted cash related to the mortgage	(2,864)	(2,878)
Other	6	6

Net cash provided by (used in) financing activities	30,775	(72,195)

Decrease in cash	(16,078)	(90,323)
Balance, beginning of period	29,457	150,353

Balance, end of period	$13,379	$60,030

BlueLinx 1Q ’10 Press Release

BlueLinx Holdings Inc.
Reconciliation of GAAP Loss to Adjusted Net Loss
in thousands

	Quarters Ended
	April 3,	April 4,
	2010	2009
	(unaudited)	(unaudited)

GAAP net loss	$(14,739)	$(60,653)
Changes associated with the ineffective interest rate swap	(805)	4,832
Facility consolidations & severance related costs	—	1,079
Write-off of debt issuance costs	—	1,407
Tax effect of selected charges	311	(2,825)
Valuation allowance	5,683	40,200

Adjusted net loss	$(9,550)	$(15,960)

BlueLinx 1Q ’10 Press Release

BlueLinx Holdings Inc.
Adjusted Net Loss
in thousands, except per share data

	Quarters Ended
	April, 3	April 4,
	2010	2009
	(unaudited)	(unaudited)

Pretax loss	$(14,723)	$(32,618)
Changes associated with the ineffective interest rate swap	(805)	4,832
Facility consolidations & severance related costs	—	1,079
Write-off of debt issuance costs	—	1,407

Adjusted pretax loss	(15,528)	(25,300)
Adjusted benefit from income taxes	(5,978)	(9,340)

Adjusted net loss	$(9,550)	$(15,960)

Diluted weighted average shares	30,587	31,083

Adjusted diluted net loss per share applicable to common shares	$(0.31)	$(0.51)

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